Exhibit 3.7

THE COMMONWEALTH OF MASSACHUSETTS

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL J. CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION

(Under G.I. Ch. 1568)

ARTICLE I

The name of the corporation is:

Advantage Health Development Corp.

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

To acquire, manage, develop, own, hold, rent, lease, encumber, improve, exchange, buy and sell real property, collect rents and engage in the general real estate business; to acquire, develop, own and/or operate for investment purposes business of all types and description; to participate as a general or limited partner in partnerships formed for any such purposes.

To provide financial and other services relating to the acquisition, development, ownership and management of business of all types, including, without limitation, syndication, mortgage brokering, mortgage financing, consulting, and brokering of businesses and other types of properties.

To do all things necessary, suitable or proper for the accomplishment of any of the purposes or powers herein set forth, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with the purposes herein stated.

To engage in any other lawful act or activity, whether related or unrelated to the business described above, which may be lawfully carried on by a cooperation organized under Chapter 156B of the General Laws of the Commonwealth of Massachusetts.

ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	15,000	COMMON:	NONE
PREFERRED:	NONE	PREFERRED:	NONE

ARTICLE IV

If more than one type, claims or series is authorized, a description of each with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to such type and share thereof and any series now established.

N/A

ARTICLE V

The restrictions, if any, bypassed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following: He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter, either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator. After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right to so purchase, the owner of the stock shall be at liberty to dispel of the same in any manner as he may see fit. No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance, waive the foregoing requirement.

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state “None”.)

See Continuation Sheet— Article VI attached hereto and incorporated herein by this reference.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of ??.

February 9, 1988

Michael J. Connolly, Secretary

Commonwealth of Massachusetts

One Ashburton Place

Boston, Massachusetts 02108

Re:	Advantage Health Development Corp.

Dear Mr. Secretary:

Please be informed that the undersigned, being a duly elected Vice-President of Advantage Health Corporation (formerly The Edward LeRoux Group, Inc.), a Massachusetts corporation, hereby acknowledges the consent of said Corporation, to the use of a name similar to said corporate name by a corporation to be formed under the provisions of Chapter 156B of the Massachusetts General Laws, whose Articles of Organization are attached hereto.

Very truly yours,
Advantage Health Corporation

By:
Robert E. Spencer
Vice-President

February 9, 1988

Michael J. Connolly, Secretary

Commonwealth of Massachusetts

One Ashburton Place

Boston, Massachusetts 02108

Re:	Advantage Health Development Corp.

Dear Mr. Secretary:

Please be informed that the undersigned, being a duly elected Vice-President of Advantage Health Management Corp., a Massachusetts corporation, hereby acknowledges the consent of said Corporation, to the use of a name similar to said corporate name by a corporation to be formed under the provisions of Chapter 156B of the Massachusetts General Laws, whose Articles of Organization are attach hereto.

Very truly yours,
Advantage Health Corporation

By:
Robert E. Spencer
Vice-President

CONTINUATION SHEET –ARTICLE VI

(a) Meetings of the stockholders of this corporation shall be held within the Commonwealth of Massachusetts or elsewhere in the United States, as the Directors shall determine.

(b) The Board of Directors of this corporation may alter, amend or repeal its By-Laws in whole or in part except with respect to any provision thereof which by law or the By-Laws of the Corporation require action by the stockholders of the Corporation.

(c) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that the foregoing shall not eliminate or limit the liability of a director to the extent it may be imposed by law: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter l56B, or (iv) for any transaction from which the director derived an improper personal benefit.

(d) The Corporation may serve as a general partner or limited partner of any Partnership which it would have power to conduct by itself.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:

304 Cambridge Road, Woburn, Massachusetts 01801

b. The name, residence and post office address (if different) of the directory and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President	Raymond J. Dunn, III	169 Whitcomb Avenue, Littleton, MA 01460

Treasurer	Robert E. Spencer	31 Clark Hill Drive, N. Easton, MA 02356

Chair	Michael P. Curran	36 Christine Terrace, S. Weymouth, MA 02190

Directors	Raymond J. Dunn, III	169 Whitcomb Avenue, Littleton, MA 01460

	Robert E. Spencer	31 Clark Hill Drive, N. Easton, MA 02356

	Edward G. LaRoux, Jr.	2501 Partridge Dr., Lake Eloise, Winter Haven, FL 33882

	Michael F. Curran	36 Christine Terrace, S. Weymouth, MA 02190

c. The fiscal year (i.e. tax year) of the corporation shall end on the last day of the month of:

August 31st.

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:

N/A

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose statutes are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the points and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Law Chapter 156th and do hereby sign these Articles of Organization so incorporated this 9th day of February, 1988

Lawrence Litwak, 9 Solomon Pierce Road, Lexington, Massachusetts 02420